Exhibit 99.1

Contact:

Stacey Jurchison

PharmAthene, Inc.

Phone: 410-269-2610

Cell: 410-474-8200

Stacey.Jurchison@PharmAthene.com

FOR IMMEDIATE RELEASE

PHARMATHENE ANNOUNCES UPDATED TIME FOR CONFERENCE CALL TO REVIEW BARDA rPA DECISION

Call Scheduled for 9:00 a.m. Eastern Time, Wednesday, December 9, 2009

ANNAPOLIS, MD – December 8, 2009 — PharmAthene, Inc. (NYSE Amex: PIP) a biodefense company specializing in the development and commercialization of medical countermeasures against chemical and biological threats, announced today that it will hold a conference call at 9:00 a.m. Eastern Time, on Wednesday, December 9, 2009 to provide an update on its recombinant protective antigen (rPA) anthrax vaccine program.  The dial-in number for U.S. callers is 866-383-8108 and for international callers is 617-597-5343.  The participant passcode is 50815141.

A replay of the conference call will be available beginning at approximately 1:00 pm. Eastern Time on December 9, 2009 until approximately 11:59 p.m. Eastern Time January 9, 2010. The dial-in number from within the United States is 888-286-8010.  For international callers, the dial-in number is 617-801-6888.  The participant passcode is 67021476.

The webcast of the conference call will be available until January 9, 2010 and can be accessed from the company’s website at http://www.pharmathene.com. A link to the webcast may be found on the Investor Relations section of the website.

About PharmAthene, Inc.

PharmAthene was formed to meet the critical needs of the United States and its allies by developing and commercializing medical countermeasures against biological and chemical weapons. PharmAthene’s lead product development programs include:

•                  SparVax™ — a second generation recombinant protective antigen (rPA) anthrax vaccine

•                  Third generation rPA anthrax vaccine

•                  Valortim®— a fully human monoclonal antibody for the prevention and treatment of anthrax infection

•                  Protexia® — a novel bioscavenger for the prevention and treatment of morbidity and mortality associated with exposure to chemical nerve agents

•                  RypVax™ — a recombinant dual antigen vaccine for plague

For more information about PharmAthene, please visit www.PharmAthene.com.

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